UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 17, 2025
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Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 17, 2025, Catheter Precision, Inc. (the “Company”) delivered notice to terminate its At-Market-Offering Agreement (the “ATM Agreement”), dated as of May 19, 2025, with Ladenburg Thalmann & Co. Inc. (the “Agent”) providing for the Company’s “at‑the‑market” equity offering program (the “ATM Program”), to be effective as of November 24, 2025. Pursuant to the ATM Agreement and the prospectus supplements filed for the ATM Program, the Company could offer and sell, from time to time through the Agent, shares of its common stock, par value $0.0001 per share (“common stock”), having an aggregate offering price of up to $4.3 million. The Company is not subject to any termination penalties related to the termination of the ATM Agreement. Prior to the termination notice, the Company sold approximately $4.0 million of shares of common stock under the ATM Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date:	November 21, 2025	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer